Exhibit 15.1

May 11, 2010

Securities and Exchange Commission

100 F Street, N.E.

N.W. Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 11, 2010 on our review of interim financial information of Varian Medical Systems, Inc. for the three-month and six-month periods ended April 2, 2010 and April 3, 2009 and included in the Company’s quarterly report on Form 10-Q for the quarter ended April 2, 2010 is incorporated by reference in its Registration Statements on Form S-8 (No. 333-146176, No. 333-130001, No. 333-152903, No. 333-123778, No. 333-75531, No. 333-57006, No. 333-57008, No. 333-57010, No. 333-57012, No. 333-161307).

Yours very truly,

/S/    PRICEWATERHOUSECOOPERS LLP